UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2023

LVPAI GROUP LIMITED
(Exact Name of Registrant as Specified in its Charter)

Nevada	033-20966	76-0251547
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On December 1, 2023, as a result of two private transactions, (i) 2,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the "Shares") of Lvpai Group Limited, a Nevada corporation (the "Company"), were transferred from Yang Fuzhu to Chen Yuanhang (the “Purchasers”) and (ii) 20,000,000 Shares of Common Stock were transferred from Yang Fuzhu to Chen Yuanhang (the “Purchasers”). As a result, the Purchaser became holders of an aggregate of approximately 65.36% of the voting rights of the issued and outstanding share capital of the Company and Yang Fuzhu retained 19.22% of the voting rights of the Company and is no longer the controlling shareholder. The consideration paid for the Shares was $89,000. The source of the cash consideration for the Shares was personal funds of the Purchasers.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2023, the existing officer resigned immediately. Accordingly, Zhang Wenmin serving as Chief Financial Officer, ceased to be the Company’s Chief Financial Officer. At the same date, Wei Zurui consented to act as the new Chief Financial Officer and Director of the Company.

Wei Zurui – Chief Financial Officer and Director

Mr. Wei Zurui, age 40, graduated from Guangxi University of Finance and Economics with the bachelor’s degree in Business Administration.

Mr. Wei Zurui has been specializing in strategy consulting and investment banking for 15 years, and his professional experiences include in areas such as finance management, project acquisition, corporate strategy consulting and private equity investment. After years of development, Mr. Wei Zurui is the founding member of Rongda Funeng Innovation Investment Co., Ltd, a CEO of Chuanggu Capital (China) Co., Ltd. focusing on the project acquisition and finance management. Mr. Wei Zurui is also a Vice President of Tian Nian Ke Yang Life Technology Group Co., Ltd, and Tianke Technology Group Co., Ltd, a well-known brand in specialized, refined, and innovative small and medium-sized enterprises.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	FORM AFFILIATE STOCK PURCHASE AGREEMENT, dated December 1, 2023

99.2	DIRECTORS RESOLUTIONS, dated December 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 6, 2023

Lvpai Group Limited

/s/ Chen Yuanhang
By:	Chen Yuanhang
Title:	CEO

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